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                                                                     Exhibit 5.1


Rush Financial Technologies, Inc.
October 30, 2006
Page 2



                                October 30, 2006

Rush Financial Technologies, Inc.
13355 Noel Road, Suite 300
Dallas, Texas 75240

         Re: Form SB-2 Registration Statement relating to the registration of 18,000,000 shares of common stock, $.001 par value of Rush Financial Technologies, Inc.

Ladies and Gentlemen:

         You have requested our opinion as special counsel with respect to certain matters in connection with the filing by Rush Financial Technologies, Inc., a Texas corporation (the "Company"), on July 31, 2006, of a Registration Statement on Form SB-2 and exhibits thereto, as amended by Amendment No. 1 thereto (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"), including a related prospectus (the "Prospectus") to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 18,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share, by certain shareholders of the Company (the "Selling Shareholders"). Certain of the Shares may be issued from time to time upon the exercise of certain outstanding Common Stock Purchase Warrants (the "Warrants") and conversion of certain convertible securities (the "Convertible Securities").

         In connection with this opinion, we have examined and relied upon (i) the Registration Statement, and related Prospectus, (ii) the Company's Articles of Incorporation, as amended, and Bylaws, (iii) copies of resolutions of the Board of Directors of the Company (the "Resolutions") authorizing the offering and issuance of the currently outstanding Shares, the issuance of the Warrants, the issuance of the Shares in accordance with the terms of the Warrants, the issuance of the Convertible Securities, the issuance of the Shares in accordance with the terms of the Convertible Securities, and certain related matters, and
(iv) the originals or copies, certified to our satisfaction, of such additional records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified or reproduction copies, and that all public records reviewed are accurate and complete. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon

Rush Financial Technologies, Inc.
October 30, 2006
Page 2

representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         The opinion herein is limited to the Business Corporation Act of the State of Texas and we express no opinion as to the laws of any other jurisdiction. This opinion is for the benefit of the addressee hereof, and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document or other report, and may not be furnished to any person or entity. This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.

         Based upon the foregoing and having regard for such legal consideration as we deem relevant, we are of the opinion and so advise you that (A) the Shares currently outstanding to be sold by the Selling Shareholders pursuant to the Registration Statement were duly and validly issued and fully paid and are nonassessable and (B) assuming (i) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise the Warrants and convert the Convertible Securities and (ii) the consideration for the shares of Common Stock issuable upon the exercise of such Warrants and conversion of such Convertible Securities is actually received by the Company as provided in the respective Warrants and Convertible Securities and such consideration exceeds the par value of such shares, then the Shares issued pursuant to the exercise of the Warrants and conversion of the Convertible Securities will be duly and validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Respectfully submitted,

                                                     /s/ Andrews Kurth LLP









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